WISDOMTREE RULES-BASED METHODOLOGY
                           Last updated June 8, 2006

WISDOMTREE RULES-BASED METHODOLOGY

      1. Overview and Description of Methodology Guide for Domestic Dividend Indexes

      WisdomTree(SM) Dividend Index ("DI"), WisdomTree(SM) SmallCap Dividend Index ("SmallCap Dividend Index"), WisdomTree(SM) MidCap Dividend Index ("MidCap Dividend Index"), WisdomTree(SM) LargeCap Dividend Index ("LargeCap Dividend Index"), WisdomTree(SM) Dividend Top 100(SM) Index ("Dividend Top 100 Index"), and WisdomTree(SM) High-Yielding Equity(SM) Index ("High-Yielding Equity Index") (together, the "Domestic Dividend Indexes") were developed by WisdomTree Investments, Inc. ("WTI") to define the dividend-paying segments of the U.S. stock market and to serve as performance benchmarks for equity income investors. The DI measures the performance of investable U.S.-based companies that pay regular cash dividends on shares of common stock. All of the other Domestic Dividend Indexes, defined below, are derived from the DI. The SmallCap Dividend Index is comprised of dividend-paying companies from the small-capitalization segment of the DI. The MidCap Dividend Index is comprised of dividend-paying companies from the mid-capitalization segment of the DI. The LargeCap Dividend Index is comprised of dividend-paying companies from the large-capitalization segment of the DI. The Dividend Top 100 Index is comprised of the 100 highest dividend-yielding companies from the LargeCap Dividend Index; (i.e. the top 100 companies that exhibit the highest dividend yields, based on indicated annual dividend yield). The High-Yielding Equity Index comprises the top 30% of the companies within the DI, with market capitalizations of at least $200 million as of the Screening Point (defined below) and average daily trading volumes of at least $200,000 for the three months prior to the Screening Point, ranked by indicated annual dividend yield.

      Each Index is reconstituted annually, at which time each component's weight is adjusted to reflect its dividend-weighting in the Index. Dividend weighting is defined as each component's projected cash dividends to be paid over the coming year divided by the sum of the projected cash dividends to be paid by all the components in the Index over the same period. This quotient is the percentage weight assigned to each component in the Index at the annual reconstitution. (The one exception to this weighting methodology is the Dividend Top 100 Index, which is weighted by indicated dividend yield). Projected cash dividends to be paid is calculated by multiplying a company's indicated annual dividend per share by common shares outstanding. Each of the Indexes is calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Indexes. The Indexes are calculated using primary market prices.

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      2.    Key Features

      2.1.  Membership Criteria

            To be eligible for inclusion in the Domestic Dividend Indexes, a company must list its shares on the New York Stock Exchange (NYSE), American Stock Exchange (AMEX) or the NASDAQ National Market (together, the "three major exchanges"), be incorporated in the United States and pay regular cash dividends on shares of its common stock in the 12 months preceeding the annual reconstitution, which takes place in December. Companies need to have a market capitalization of at least $100 million by the "Screening Point" (the duration of time after the close of trading on the last trading day in November, and before the open of trading on the next trading day) and shares of such companies need to have had an average daily dollar volume of at least $100,000 for three months preceding the Screening Point. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs, GDRs and EDRs are excluded, as are limited partnerships, limited liability companies, royalty trusts and companies that are not incorporated in the United States ("United States" is defined herein as the 50 U.S. states plus the Commonwealth of Puerto Rico). Preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.

      2.2.  Base Date and Base Value

            Indexes covering entire regions were established with a base value of 300 on May 31, 2006. Market-cap segment and high-yielding indexes were established with a base value of 200 on May 31, 2006.

      2.3.  Calculation and Dissemination

            The following formula is used to calculate the index levels for the Domestic Dividend Indexes:



                                   (SIGMA)i{SiPi}
                                         D
                  Si = Number of shares in the index for security i. Pi = Price of security i
                  D = Divisor

            The Domestic Dividend Indexes are calculated whenever the three major US exchanges are open for trading.

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            If trading is suspended while one of the three major exchanges is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock's adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total-return basis, in U.S. dollars. The price Index is updated on a real time basis, while the total return Index is calculated and disseminated on an end-of-day basis. Price index values are calculated and disseminated every 15 seconds to the Securities Industry Automation Corporation (SIAC) so that such Index Values can print to the Consolidated Tape.

      2.4   Weighting

            The Domestic Dividend Indexes are modified capitalization- weighted Indexes that employ a transparent weighting formula to magnify the effect that dividends play in the total return of the Indexes. The initial weight of a component in the Index at the annual reconstitution is equal to the dollar value of the company's cash dividends to be paid in the coming year based on the company's indicated annual divided per share. To calculate the weighting factor - Cash Dividends to be Paid - indicated annual dividend per share is multiplied by common shares outstanding.(1) Thus, each component's weight in the Index at the "Weighting Date" (defined below) reflects its share of the total Dividend Stream projected to be paid in the coming year by all of the component companies in the Index. The Weighting Date is when component weights are set, and it occurs immediately after the close of trading on the third Wednesday of December. New components and component weights take effect before the opening of trading on the first Monday following the third the case of the Dividend Top 100(SM) Index, components are selected based upon indicated dividend yield at the time of the Screening Point. Components in the Dividend Top 100(SM) are weighted by indicated annual dividend yield at the time of the Weighting Date (i.e., a component company's weight in the Index is equal to its indicated annual dividend yield divided by the sum of all the indicated annual dividend yields for all the component companies in the Index). In the event a company initially chosen for the Dividend Top 100(SM) reduces its dividend in the interval between the Screening Date and the Weighting Date so that such company's dividend yield no longer ranks it in the top 100 of the 300 LargeCap companies, then the company that has entered the top 100 list on the Weighting Date is used in its place. If this occurs with more than one company (i.e. a lowering of the dividend yield resulting only from a reduction in the declared dividend), this process is reiterated until a final set of Dividend Top 100 companies are selected. Companies that raise their dividends in the above mentioned interval but that did not make the initial selection screen on the Screening Date are not eligible for the Dividend Top 100, even if they would have ualified had the selection screen been run on the Weighting Date.

--------
(1) Special Dividends are not included in the computation of Index weights.

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            Should any company achieve a weighting equal to or greater than
            24.0% of the Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and all other components in the Index will be rebalanced. Moreover, should the "collective weight" of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and other components in the Index will be rebalanced to reflect their relative weights before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

      2.5   Dividend Treatment

            Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index. However, special dividends that are not reinvested in the total return Index require index divisor adjustments to prevent the distribution from distorting the price Index.

      2.6   Multiple Share Classes

            In the event a component company issues multiple classes of shares of common stock, each class of share will be included in any broad-based Index, provided that dividends are paid on that share of stock. In the event such a component company qualified for inclusion in the "High-Yielding Equity" or Dividend Top 100 select cuts from these broad-based Indexes, only the share class of that company with the highest dividend yield would be selected for inclusion. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in the Index.

      3.    Index Maintenance

            Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such a stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the Domestic Dividend Indexes. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the Domestic Dividend Indexes. Other corporate actions, such as special dividends, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the Index's components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

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      3.1.  Component Changes

            o     Additions

            Additions to the Domestic Dividend Indexes are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first Monday following the close of trading on the third Friday in December. No additions are made to any of the Domestic Dividend Indexes between annual reconstitutions.

            o     Deletions

            Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weigh of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that cancels its dividend payment is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company's shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date. Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

      3.2.  Spin-Offs and IPOs

            Should a company be spun-off from an existing component company and pay a regular cash dividend, it is not allowed into Domestic Dividend Indexes until the next annual reconstitution, provided it meets all other Index inclusion requirements. The weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that pay a regular cash dividend and that meet all other inclusion requirements must wait until the next annual reconstitution to be included in the Domestic Dividend Indexes.

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      4.    Index Divisor Adjustments

            Changes in the Index's market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index's continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

      5.    Selection Parameters for the Domestic Dividend Indexes

      5.1. Selection parameters for the WisdomTree(SM) Dividend Index are defined in 2.1. Companies that pass this selection criteria as of the Screening Point are included in the DI. The component companies are assigned weights in the Index as defined in section 2.4. and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.2. The WisdomTree(SM) LargeCap Dividend Index is created by selecting the 300 largest component companies of the DI by market capitalization. The component companies are assigned weights in the Index as defined in section 2.4, and annual reconstitution of the Index takes effect as defined in section 3.1

      5.3. The WisdomTree(SM) MidCap Dividend Index is created based on a defined percentage of the remaining market capitalization of the DI, once the 300 largest companies by market capitalization have been removed. The companies that comprise the top 75% of the remaining market capitalization are selected for inclusion in the Midcap Dividend Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

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      5.4.  The WisdomTree(SM) SmallCap Dividend Index is created based on a defined percentage of the remaining market capitalization of the DI, once the 300 largest companies by market capitalization have been removed. The companies that comprise the bottom 25% of the remaining market capitalization are selected for inclusion in the Smallcap Dividend Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.5. The WisdomTree(SM) High-Yielding Equity(SM) Index is comprised of the highest-yielding companies within the DI. On the Screening Point, companies within the DI with market capitalizations of at least $200 million and average daily trading volumes of at least $200,000 for the prior three months are eligible for inclusion. Component companies are then ranked by indicated annual dividend yield. Component companies that rank in the top 30% by indicated annual dividend yield are selected for inclusion. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.6. The WisdomTree(SM) Dividend Top 100(SM) Index is comprised of the 100 highest dividend-yielding companies from the LargeCap Dividend Index (i.e. the top 100 companies that exhibit the highest dividend yields, based on indicated annual dividend yield). The Dividend Top 100 Index is the only one of the Domestic Dividend Indexes that is not weighted by the dollar value of cash dividends to be paid. A component company's weight in the Dividend Top 100 Index is determined by dividing its indicated annual dividend yield by the sum of all the indicated annual dividend yields for all the component companies in the Index. Annual reconstitution of the Index takes effect as defined in section 3.1.

      Companies that are acquired, de-listed, file for bankruptcy, re-incorporate outside of a defined domicile or that cancel their dividends in the intervening weeks between the Screening Point and the reconstitution date are not included in the Domestic Dividend Indexes, and the weights of the remaining components are adjusted accordingly.

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III   METHODOLOGY GUIDE FOR INTERNATIONAL DIVIDEND INDEXES

      1.    Index Overview and Description

      WTI has created a family of international indexes that track the performance of dividend-paying companies in developed markets. WisdomTree(SM) Europe Dividend Index ("EDI"); WisdomTree(SM) Europe High-Yielding Equity(SM) Index ("EHYE"); WisdomTree Europe SmallCap Dividend Index ("ESC"); WisdomTree(SM) Japan Dividend Index ("JDI"); WisdomTree(SM) Japan High-Yielding Equity(SM) Index ("JHYE"); WisdomTree Japan SmallCap Dividend Index ("JSC"); WisdomTree(SM) Dividend Index of Europe, Far East Asia and Australasia (DIEFA) ("WisdomTree DIEFA(SM)"); WisdomTree DIEFA(SM) High-Yielding Equity(SM) Index ("DIEFA HYE"); WisdomTree Pacific ex-Japan Dividend Index (WisdomTree DIPR(SM)"); WisdomTree Pacific ex-Japan High-Yielding Equity(SM) Index ("DIPR HYE"); WisdomTree(SM) International Dividend Top 100(SM) Index; WisdomTree(SM) International LargeCap Dividend Index; WisdomTree(SM) International MidCap Dividend Index: WisdomTree(SM) International SmallCap Dividend Index (together the "International Dividend Indexes") are modified capitalization weighted indexes developed by WTI to define the dividend-paying segments of the European, Japanese, Australia, New Zealand, Hong Kong, and Singapore stock markets.

      The developed market indexes described above are sometimes referred to as the "International Dividend Indexes."



            o EDI measures the stock performance of investable companies incorporated in 16 industrialized European countries that pay regular cash dividends on shares of common stock. JDI measures the performance of investable Japanese-based companies that pay regular cash dividends on shares of common stock. WisdomTree DIEFA(SM) measures the stock performance of investable companies that pay regular cash dividends on shares of common stock and that are incorporated in Japan, the 16 European countries represented in EDI, Australia, New Zealand, Hong Kong and Singapore. WisdomTree DIPR(SM) measures the stock performance of investable companies that pay regular cash dividends on shares of common stock and that are represented in WisdomTree DIEFA(SM) from Australia, New Zealand, Hong Kong and Singapore.

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            o     The WisdomTree(SM) Europe High-Yielding Equity(SM) Index
                  comprises the top 30% of the companies within the EDI index, with market capitalizations of at least $200 million at the International Screening Point and average daily trading volumes of at least $200,000 for the three months prior to the "International Screening Point," (the duration of time after the close of trading on the last trading day in May and before the open of trading on the next trading day), ranked by dividend yield. The WisdomTree(SM) Japan High-Yielding Equity(SM) Index comprises the top 30% of the companies within the JDI index, with market capitalizations of at least $200 million at the International Screening Point and average daily trading volumes of at least $200,000 for the three months prior to the International Screening Point, ranked by dividend yield. The WisdomTree DIEFA(SM) High-Yielding Equity(SM) Index comprises the top 30% of the companies within the WisdomTree DIEFA(SM), with market capitalizations of at least $200 million at the International Screening Point and average daily trading volumes of at least $200,000 for the three months prior to the International Screening Point, ranked by dividend yield. The WisdomTree Pacific ex-Japan High-Yielding Equity(SM) Index comprises the top 30% of the companies within the WisdomTree DIPR(SM), with market capitalizations of at least $200 million at the International Screening Point and average daily trading volumes of at least $200,000 for the three months prior to the International Screening Point, ranked by dividend yield.

            o The WisdomTree(SM) International SmallCap Dividend Index is comprised of the dividend-paying companies from the small-capitalization segment of the WisdomTree DIEFA(SM). The International MidCap Dividend Index is comprised of the dividend-paying ompanies from the mid-capitalization segment of the WisdomTree DIEFA(SM). The WisdomTree(SM) International LargeCap Dividend Index is comprised of the dividend-paying companies from the large-capitalization segment of the WisdomTree DIEFA(SM). The WisdomTree(SM) International Dividend Top 100(SM) Index is comprised of the 100 highest dividend- yielding companies from the WisdomTree(SM) International LargeCap Dividend Index; (i.e. the top 100 companies that exhibit the highest dividend yields). JSC is comprised of the dividend-paying companies from the small-capitalization segment of the WisdomTree Japan Dividend Index. ESC is comprised of the dividend-paying companies from the small- capitalization segment of the Europe Dividend Index.

            In June of each year, the International Dividend Indexes are reconstituted, with each components' weight adjusted to reflect its dividend-weighting in its respective Index. The International Dividend Indexes will be constituted by the Calculation Agent for the first time in the spring of 2006. Given the proximity of this initial constitution to the scheduled annual reconstitution date, the International Dividend Indexes will not be reconstituted in June of 2006. The first annual reconstitution for the International Dividend Index will occur in June of 2007.

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      All of the International Dividend Indexes are calculated to capture price appreciation and total return, which assumes dividends are reinvested into the Index. The International Dividend Indexes will be calculated using primary market prices. The International Dividend Indexes are calculated in U.S. dollars.

      2.    Key Features

      2.1.  Membership Criteria

            To be eligible for inclusion in the above mentioned International Dividend Indexes, component companies must meet the minimum liquidity requirements established by WisdomTree Investments. To be included in any of the International Dividend Indexes, shares of such component securities need to have traded at least 250,000 shares per month for each of the six months preceding the International Screening Point.

            In the case of EDI, EHYE, and ESC component companies must have their shares listed on a stock exchange in one of the following countries: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, or the United Kingdom ("Europe"). Companies must be incorporated in one of these European countries and have paid at least $5 million in cash dividends on shares of their common stock in the 12 months prior to the annual reconstitution. Companies need to have a market capitalization of at least $100 million on the International Screening Point and shares of such companies need to have had an average daily dollar volume of at least $100,000 for three months preceding the International Screening Point. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.

            In the case of JDI, JHYE, and JSC, component companies must list their shares on the Tokyo Stock Exchange. Companies must be incorporated in Japan and have paid at least $5 million in cash dividends on shares of their common stock in the 12 months prior to the annual reconstitution. Companies need to have a market capitalization of at least $100 million on the International Screening Point and shares of such companies need to have had an average daily dollar volume of at least $100,000 for three months preceding the International Screening Point. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.

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            In the case of WisdomTree DIEFA(SM) and DIEFA HYE, component companies must list their shares on one of major the stock exchanges in Europe (i.e., Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, or the United Kingdom), the Tokyo Stock Exchange, or on the major stock exchanges in Australia, New Zealand, Hong Kong, or Singapore. Companies must be incorporated in Europe, Japan, Australia, New Zealand, Hong Kong, or Singapore and have paid at least $5 million in cash dividends on shares of their common stock in the 12 months prior to the annual reconstitution. Companies must have a market capitalization of at least $100 million on the International Screening Point and shares of such companies must have had an average daily dollar volume of at least $100,000 for three months preceding the International Screening Point. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. Companies that are not incorporated in Europe, Japan, Australia, New Zealand, Hong Kong, or Singapore are excluded. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.

            In the case of WisdomTree DIPR(SM) and DIPR HYE, component companies must list their shares on the major stock exchanges in Australia, New Zealand, Hong Kong, or Singapore. Companies must be incorporated in Australia, New Zealand, Hong Kong, or Singapore and have paid at least $5 million in cash dividends on shares of their common stock in the 12 months prior to the annual reconstitution. Companies must have a market capitalization of at least $100 million on the International Screening Point and shares of such companies must have had an average daily dollar volume of at least $100,000 for three months preceding the International Screening Point. Common stocks, REITs, tracking stocks, and holding companies are eligible for inclusion. Companies that are not incorporated in Australia, New Zealand, Hong Kong, or Singapore are excluded. ADRs, GDRs and EDRs, limited partnerships, royalty trusts, passive foreign investment companies, preferred stocks, closed-end funds, exchange-traded funds, and derivative securities such as warrants and rights are not eligible.

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            The WisdomTree(SM) International LargeCap Dividend Index is derived by selecting the 300 largest companies by market capitalization from the WisdomTree DIEFA(SM).

            The WisdomTree(SM) International MidCap Dividend Index is derived from the WisdomTree DIEFA(SM) using the same selection methodology previously described for the domestic midcap dividend index.

            The WisdomTree(SM) International SmallCap Dividend Index is derived from the WisdomTree DIEFA(SM) using the same selection methodology previously described for the domestic smallcap dividend index.

            The WisdomTree(SM) International Dividend Top 100(SM) Index is derived from the WisdomTree(SM) International LargeCap Dividend Index by selecting the 100 companies with the highest dividend yield.

            The WisdomTree(SM) Europe SmallCap Dividend Index is derived from the WisdomTree(SM) Europe Dividend Index using the same selection methodology previously described for the domestic smallcap dividend index.

            The WisdomTree(SM) Japan SmallCap Dividend Index is created by removing the 300 largest companies by market capitalization from the WisdomTree(SM) Japan Dividend Index.



      2.2.  Base Date and Base Value

            Indexes covering entire regions were established with a base value of 300 on May 31, 2006. Market-cap segment and high-yielding indexes were established with a base value of 200 on May 31, 2006.

      2.3.  Calculation and Dissemination

            The following formula is used to calculate the index levels for the International Dividend Indexes:



                                  (SIGMA)i{SiPiEi}
                                         D
                  Si = Number of shares in the index for security i.
                  Pi = Price of security i
                  Ei = Cross rate of currency of Security i vs. USD. If security price in USD, Ei = 1
                  D = Divisor

            The International Dividend Indexes are calculated whenever the New York Stock Exchange is open for trading. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent Index computations until trading resumes. If trading is suspended before the opening, the stock's adjusted closing price from the previous day is used to calculate the Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the Index computation. Index values are calculated on both a price and total- return basis, in U.S. dollars. The price Indexes are calculated and disseminated on an intra-day basis. The total return Indexes are calculated and disseminated on an end-of-day basis. Price index values are calculated and disseminated every 15 seconds to the Securities Industry Automation Corporation (SIAC) so that such Index Values can print to the Consolidated Tape.

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      2.4.  Weighting

            The International Dividend Indexes are modified capitalization-weighted indices that employ a transparent weighting formula to magnify the effect that dividends play in the total return of the Indexes. The initial weight of a component in the Index at the annual reconstitution is derived by multiplying the U.S. dollar value of the company's annual dividend per share by the number of common shares outstanding for that company, "The Cash Dividend Factor." (2) The Cash Dividend Factor is calculated for every component in the Index and then summed. Each component's weight, at the International Weighting Date, is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in that Index. The International Weighting Date is when component weights are set, it occurs immediately after the close of trading on the third Wednesday of June. New Component weights take effect before the opening of trading on the first Monday following the third Friday of June (the "International Reconstitution Date"). In the specific cases where a "Dividend Top 100 Index" is derived from one of WT's broad-based International Dividend Indexes, components are weighted by dividend yield at the time of the International Weighting Date (i.e. a component company's weight in the Index is equal to its dividend yield divided by the sum of all the dividend yields for all the component companies in the Index.) In the event a company initially chosen for an international Dividend Top 100(SM) Index reduces its dividend in the interval between the Screening Date and the Weighting Date so that such company's dividend yield no longer ranks it in the top 100 of the 300 LargeCap companies, then the company that has entered the top 100 list on the Weighting Date is used in its place. If this occurs with more than one company [i.e. a lowering of the dividend yield resulting only from a reduction in the dividend,] this process is reiterated until a final set of Dividend Top 100 companies are selected. Companies that raise their dividends in the above mentioned interval but that did not make the initial selection screen on the Screening Date are not eligible for the Dividend Top 100, even if they would have qualified had the selection screen been run on the Weighting Date.

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(2) Special Dividends are not included in the computation of Index weights.

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                  All Indexes will be modified should the following occur.
            Should any company achieve a weighting equal to or greater than 24.0% of its Index, its weighting will be reduced to 20.0% at the close of the current calendar quarter, and all other components in the Index will be rebalanced. Moreover, should the "collective weight" of Index component securities whose individual current weights equal or exceed 5.0% of the Index, when added together, equal or exceed 50.0% of the Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the Index at the close of the current calendar quarter, and other components in the Index will be rebalanced to reflect their relative weights before the adjustment. Further iterations of these adjustments may occur until no company or group of companies violates these rules.

      2.5.  Dividend Treatment

            Normal dividend payments are not taken into account in the price Index, whereas they are reinvested and accounted for in the total return Index.(3) However, special dividends that are not reinvested in the total return index require index divisor adjustments to prevent the distribution from distorting the price index.

      2.6   Multiple Share Classes

            In the event a component company issues multiple classes of shares of common stock, each class of share will be included in any broad-based Index, provided that dividends are paid on that share of stock. In the event such a component company qualified for inclusion in the "High-Yielding Equity" or Dividend Top 100 select cuts from these broad-based Indexes, only the share class of that company with the highest dividend yield would be selected for inclusion. Conversion of a share class into another share class results in the deletion of the share class being phased out and an increase in shares of the surviving share class, provided that the surviving share class is in \ the Index.

      3.    Index Maintenance

            Index Maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the index shares and the stock prices of the component companies in the International Dividend Indexes. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the index shares or the stock prices of the component companies in the International Dividend Indexes. Other corporate actions, such as special dividends and entitlements, may require Index divisor adjustments. Any corporate action, whether it requires divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the Index's components, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

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(3) For the International total return indexes, where information is available about both gross and net dividends, the Indexes assume re-investment of net dividends.

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      3.1.  Component Changes

            o     Additions

            Additions to the International Dividend Indexes are made at the annual reconstitution according to the inclusion criteria defined above. Changes are implemented before the opening of trading on the first Monday following the closing of trading on the third Friday in June. No additions are made to any of the international Dividend Indexes between annual reconstitutions.

            o     Deletions

            Shares of companies that are de-listed or acquired by a company outside of the Index are deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in composition of the Index. A component company that cancels its dividend payment is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. A component company that files for bankruptcy is deleted from the Index and the weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. If a component company is acquired by another company in the Index for stock, the acquiring company's shares and weight in the Index are adjusted to reflect the transaction after the close of trading on the day prior to the execution date. Component companies that reclassify their shares (i.e. that convert multiple share classes into a single share class) remain in the Index, although index shares are adjusted to reflect the reclassification.

      3.2.  Spin-Offs and IPOs

            Should a company be spun-off from an existing component company and pay a regular cash dividend, it is not allowed into the International Dividend Indexes until the next annual reconstitution, provided it meets all other inclusion requirements. The weights of the remaining components are adjusted proportionately to reflect the change in the composition of the Index. Companies that go public in an Initial Public Offering (IPO) and that pay regular cash dividends and that meet all other Index inclusion requirements must wait until the next annual reconstitution to be included in the International Dividend Indexes.

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      4.    Index Divisor Adjustments

            Changes in the Index's market capitalization due to changes in composition, weighting or corporate actions result in a divisor change to maintain the Index's continuity. By adjusting the divisor, the Index value retains its continuity before and after the event. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WisdomTree reserves the right to determine the appropriate implementation method.

      5.    Selection Parameters for International Dividend Indexes

      5.1. Selection parameters for the WisdomTree(SM) Europe Dividend Index are defined in section 2.1 Companies that pass this selection criterion as of the International Screening Point are included in EDI. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.2. WisdomTree(SM) Europe High-Yielding Equity(SM) Index is comprised of the highest dividend-yielding companies within EDI. On the International Screening Date, companies within EDI with market capitalizations of at least 200 million U.S. dollars and average daily dollar trading volumes of at least 200,000 U.S. dollars for the preceding three months are eligible for inclusion. Component companies are then ranked by dividend yield; those ranking in the top 30% by dividend yield as of the International Screening Point are selected for inclusion. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.3. Selection parameters for the WisdomTree(SM) Japan Dividend Index are defined in section 2.1 . Companies that pass this selection criterion as of the International Screening Point are included in JDI. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

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      5.4.  The WisdomTree(SM) Japan High-Yielding Equity(SM) Index is comprised of the highest dividend-yielding companies within JDI. On the International Screening Date, companies within JDI with market capitalizations of at least 200 million U.S. dollars and average daily dollar trading volumes of at least 200,000 U.S. dollars for the preceding three months are eligible for inclusion. Component companies are then ranked by dividend yield; those ranking in the top 30% by dividend yield on the International Screening Point are selected for inclusion. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.5. Selection parameters for the WisdomTree(SM) Dividend Index of Europe, Far East Asia and Australasia (WisdomTree DIEFA(SM)) are defined in section 2.1. Companies that pass this selection criterion as of the International Screening Point are included in WisdomTree DIEFA(SM). The component companies are assigned weights in the Index as defined is section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.6. The WisdomTree DIEFA(SM) High-Yielding Equity(SM) Index is comprised of the highest dividend-yielding companies within WisdomTree DIEFA(SM). On the International Screening Point, companies within WisdomTree DIEFA(SM) with market capitalizations of at least 200 million U.S. dollars and average daily dollar trading volumes of at least 200,000 U.S. dollars for the preceding three months are eligible for inclusion. Component companies are then ranked by dividend yield; those ranking in the top 30% by dividend yield on the International Screening Date are selected for inclusion. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.7. Selection parameters for the WisdomTree Pacific ex-Japan Dividend Index (WisdomTree DIPR(SM)) are defined in section 2.1 Companies that pass this selection criterion as of the International Screening Point are included in WisdomTree DIPR.(SM) The component companies are assigned weights in the Portfolio as defined in section 2.4., and annual reconstitution of the Portfolio takes effect as defined in section 3.1.

      5.8. The WisdomTree Pacific ex-Japan High-Yielding Equity(SM) Index (WisdomTree DIPR HYE) is comprised of the highest dividend-yielding companies within the WisdomTree DIPR(SM) Index. On the International Screening Point, companies within WisdomTree DIPR(SM) with market capitalizations of at least 200 million U.S. dollars and average daily dollar trading volumes of at least 200,000 U.S. dollars for the preceding three months are eligible for inclusion. Component companies are then ranked by dividend yield; those ranking in the top 30% by dividend yield on the International Screening Date are selected for inclusion. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

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      5.9   Selection parameters for the The WisdomTree(SM) International
            LargeCap Dividend Index are defined in section 2.1 Companies that pass this selection criterion as of the International Screening Point are included in the WisdomTree(SM) International LargeCap Dividend Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the index takes effect as defined in section 3.1.

      5.10 Selection parameters for the WisdomTree(SM) International MidCap Dividend Index are defined in section 2.1. Companies that pass this selection criterion as of the International Screening Point are included in the WisdomTree(SM) International MidCap Dividend Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.11 Selection parameters for the WisdomTree(SM) International SmallCap Dividend Index are defined in section 2.1. Companies that pass this selection criterion as of the International Screening Point are included in the WisdomTree(SM) International SmallCap Dividend Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.12 Selection parameters for the WisdomTree(SM) International Dividend Top 100(SM) Index are defined in section 2.1 Companies that pass this selection criterion as of the International Screening Point are included in the WisdomTree(SM) International Dividend Top 100(SM) Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.13 Selection parameters for the WisdomTree(SM) Europe SmallCap Dividend Index are defined in section 2.1. Companies that pass this selection criterion as of the International Screening Point are included in the Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

      5.14 Selection parameters for the WisdomTree(SM) Japan SmallCap Dividend Index are defined in section 2.1. Companies that pass this selectioncriterion as of the International Screening Point are included in the Index. The component companies are assigned weights in the Index as defined in section 2.4., and annual reconstitution of the Index takes effect as defined in section 3.1.

      Companies that are acquired, de-listed, file for bankruptcy, re-incorporate outside of a defined domicile or that cancel their dividends in the intervening weeks between the International Screening Point and the International Reconstitution Date are not included in the International Dividend Indexes, and the weights of the remaining components are adjusted accordingly.